Exhibit 32

Certification Pursuant to

Section 906 of the Sarbanes-Oxley Act of 2002

(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code) (the “Act”) and Rule 15d-14(b) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the undersigned, Mack Sanders, Chief Executive Officer of EVCARCO, Inc., a Nevada corporation (the “Company”), and Nikolay Frolov, Chief Financial Officer and Principal Financial and Accounting Officer of the Company, hereby certifies that, to his knowledge:

(1) the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2012 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: May 21, 2012

By:	/s/ Mack Sanders
Mack Sanders
Chief Executive Officer and Director
(Principal Executive Officer)

By:	/s/ Nikolay Frolov
Nikolay Frolov
Chief Financial Officer, Treasurer, and Director
(Principal Financial and Accounting Officer)

The foregoing certification is being furnished solely pursuant to Section 906 of the Act and Rule 13a-14(b) promulgated under the Exchange Act and is not being filed as part of the Report or as a separate disclosure document.